EX-16.1

[Letterhead]
Deloitte & Touche LLP
155 Dasllaire Ave
Rouyn-Noranda QC J9X 4T3
CANADA
(819)-762-5764:Tel
(819) 797-1471:Fax
www.deloitte.ca


August 18, 2004



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington D.C. 20549


Dear Sirs/Madams:

We have read Item 4 of McKenzie Bay International Ltd's Form 8-K dated August 16, 2004 and we agree with the statements made therein.

Your truly,

/s/ Deloitte & Touche LLP
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    Deloitte & Touche LLP